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                                                                      Exhibit 20

                          KEY AUTO FINANCE TRUST 1999-1
             Monthly Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   September 1, 1999 to September 30, 1999
Distribution Date:   October 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                          Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                            Class A/B/C Note Amount
                                                                                                        or Certificate Amount
                                                                                                    ------------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                       5,950,073.96                    55.0932774
          Class A-2 Note  Amount                                                       8,807,719.08                     0.0587965
          Class A-3 Note  Amount                                                               0.00                     0.0000000
          Class A-4 Note  Amount                                                               0.00                     0.0000000
          Class B  Note  Amount                                                          881,295.63                     0.0227707
          Class C  Note  Amount                                                          620,160.88                     0.0227707
          Certificates  Amount                                                           232,281.59                     0.0183850

(ii)  Interest Distribution
          Class A-1 Note  Amount                                                          24,593.64                     4.1333333
          Class A-2 Note  Amount                                                         658,246.17                     4.3941667
          Class A-3 Note  Amount                                                         451,807.50                     4.6916667
          Class A-4 Note  Amount                                                         683,567.50                     4.8583333
          Class B  Note  Amount                                                          193,515.00                     5.0000000
          Class C  Note  Amount                                                          160,686.50                     5.9000000
          Certificates  Amount                                                            98,758.03                     7.8166667

(iii) Total Pool Balance of Notes and Certificates (end of Collection Period         454,830,832.82

(iv)  Class A-1 Notes Balance (end of Collection Period)                                       0.00
        Class A-1 Pool Factor (end of Collection Period)                                                                0.0000000
        Class A-2 Notes Balance (end of Collection Period)                           140,992,280.92
        Class A-2 Pool Factor (end of Collection Period)                                                                0.9412035
        Class A-3 Notes Balance (end of Collection Period)                            96,300,000.00
        Class A-3 Pool Factor (end of Collection Period)                                                                1.0000000
        Class A-4 Notes Balance (end of Collection Period)                           140,700,000.00
        Class A-4 Pool Factor (end of Collection Period)                                                                1.0000000
        Class B Notes Balance (end of Collection Period)                              37,821,704.37
        Class B Pool Factor (end of Collection Period)                                                                  0.9772293
        Class C Notes Balance (end of Collection Period)                              26,614,839.12
        Class C Pool Factor (end of Collection Period)                                                                  0.9772293
        Certificates Balance (end of Collection Period)                               12,402,008.41
        Certificates Pool Factor (end of Collection Period)                                                             0.9816150

(v)   Basic Servicing Fee                                                                387,942.32                     0.6985870

(vi)  Aggregate Realized Losses                                                        1,118,534.36
        Aggregate Net Losses                                                             734,376.56
        Cummulative Net Losses for all periods                                         3,500,560.65

(vii) Reserve Account Balance after Giving Effect to Payments                         13,512,523.14
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments             13,512,523.14
       Made on Distribution Date
        Distribution to Seller from Reserve Account                                            0.00
        Draws on Reserve Account                                                               0.00
        Deposits to Reserve Account                                                            0.00

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                          KEY AUTO FINANCE TRUST 1999-1
             Monthly Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   September 1, 1999 to September 30, 1999
Distribution Date:   October 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                          Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                            Class A/B/C Note Amount
                                                                                                        or Certificate Amount
                                                                                                    ------------------------------

(viii) Class A-1 Notes Interest Carryover Shortfall                                            0.00                     0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                          0.00                     0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                          0.00                     0.0000000
         Class A-4 Notes Interest Carryover Shortfall                                          0.00                     0.0000000
         Class B Notes Interest Carryover Shortfall                                            0.00                     0.0000000
         Class C Notes Interest Carryover Shortfall                                            0.00                     0.0000000
         Certificates Interest Carryover Shortfall                                             0.00                     0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                         0.00                     0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                         0.00                     0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                         0.00                     0.0000000
         Class A-4 Notes Principal Carryover Shortfall                                         0.00                     0.0000000
         Class B Notes Principal Carryover Shortfall                                           0.00                     0.0000000
         Class C Notes Principal Carryover Shortfall                                           0.00                     0.0000000
         Certificates Principal Carryover Shortfall                                            0.00                     0.0000000

(ix)   Additional Principal Distributable Amount                                       1,378,183.85

(x)    Aggregate Purchase Amount of Receivables Repurchased by the Seller                      0.00
       or purchased by Servicer

(xi)   Delinquent Contracts
                                                                               Number                          Balance
                                                                             -----------------------------------------------------
           30-59 Days                                                           638                                  9,284,330.95
           60-89 Days                                                           139                                  2,125,415.82
           90 Days or More                                                      131                                  1,807,451.00
           Financed Vehicles Repossessed but not yet charged off                 71                                    811,087.23

ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
----------------------------------------------
Weighted Average Coupon of Remaining Portfolio (WAC)                                      0.1139338
Weighted Average Remaining Term of Remaining Portfolio                                   53.6917562

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                             0.0068704
     (ii)   Preceding Collection Period                                                   0.0075061
     (iii)  Current Collection Period                                                     0.0087316
     (iv) Three Month Average                                                             0.0077027

Ending Portfolio Balance                                                             450,417,437.90

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